EMPLOYMENT AGREEMENT

(As Amended 6/28/00)

AGREEMENT made as of the 1st day of January, 2005, (“Agreement”) among ARROW FINANCIAL CORPORATION, a New York corporation with its principal place of business at 250 Glen Street, Glens Falls, New York 12801 ("Arrow"), its wholly-owned subsidiary, GLENS FALLS NATIONAL BANK AND TRUST COMPANY, a national banking association with its principal place of business at 250 Glen Street, Glens Falls, New York 12801 (the "Bank"), and JOHN J. MURPHY residing at 33 Crownwood Lane, Queensbury, New York 12804 (the "Executive").

Recitals

WHEREAS, Arrow and the Bank, consider the maintenance of a competent and experienced executive management team to be essential to the long-term success of Arrow and the Bank; and

WHEREAS, in this regard, Arrow and the Bank have determined that it is in the best interests of each that the Executive continue to serve as Executive Vice President, Treasurer & Chief Financial Officer of Arrow and the Bank, pursuant to a written employment agreement; and

WHEREAS, Arrow and the Bank have agreed with the Executive that the pre-existing employment agreement between the Executive and each of them should be replaced by this Agreement.

NOW, THEREFORE, in furtherance of the interests described above and in consideration of the respective covenants and agreements herein contained, the parties hereto agree as follows:

1.

Employment

Arrow and the Bank agree to employ the Executive and the Executive agrees to continue to serve as Executive Vice President, Treasurer and Chief Financial Officer of Arrow and the Bank during the term of this Agreement.

2.

Term

(a) The term of this Agreement shall commence on the date hereof and, unless the Executive becomes a Retired Early Employee under Paragraph 6 of this Agreement or such employment is earlier terminated as provided in Paragraph 7 of this Agreement, employment under this Employment Agreement shall terminate on December 31, 2007, or such earlier date on which the Executive’s retirement (including early retirement if the Executive so elects) becomes effective under any retirement plan of Arrow then in effect.

(b)

Annual Review.  On or before December 31 of each year during the term of this Agreement, the Board of Directors of Arrow (the “Arrow Board”), or the committee of the Arrow Board, if any, duly authorized to make determinations regarding executives and the terms of their employment (the “Committee”), will consider and vote upon a proposal to extend to the Executive an offer to replace this Agreement with a new employment agreement (the “Replacement Agreement”) commencing January 1 of the ensuing year.  The Replacement Agreement will be for a new term of three years, will provide for a base annual salary for the Executive at commencement of the Replacement Agreement at least equal to the base annual salary of the Executive as of December 31 of the year just completed (the “Preceding Year-End”), will provide for other benefits having an aggregate value to the Executive at least equal to the aggregate value of the other benefits provided to the Executive as of the Preceding Year-End, and will contain other terms and conditions relating to the Executive’s position and duties, place of performance, rights upon a change of control of Arrow or the Bank or a change of authority of the Executive, and rights in connection with any early termination of the employment of the Executive that are, in each such instance, at least as favorable to the Executive as the terms and conditions relating to such matters under this Agreement and generally shall be as favorable to the Executive as is this Agreement, as of the Preceding Year-End.  If the Arrow Board or the Committee shall vote to offer such a Replacement Agreement to the Executive and the Executive shall accept, this Agreement shall terminate as of December 31 of the year of such offer and acceptance and the Replacement Agreement shall take effect as of January 1 of the ensuing year.

If the Arrow Board or the Committee shall elect not to offer such a Replacement Agreement to the Executive or the Executive, having been offered such a Replacement Agreement, shall elect not to accept such Replacement Agreement, this Agreement and the employment of the Executive hereunder shall continue in full force and effect from the date of such election until the termination of this Agreement in accordance with its terms (such period to be referred to hereinafter as the “Winding-Down Period”), and the rights and obligations of each of the parties hereunder shall continue unchanged during the Winding-Down Period except as may be specifically provided otherwise in this Agreement.

3.

Position and Duties

The Executive shall continue to serve as Executive Vice President, Treasurer and Chief Financial Officer of Arrow and the Bank and shall have duties, responsibilities, and authority as normally attend such positions or as may reasonably be assigned to the Executive from time to time by the Arrow Board or the Board of Directors of the Bank (the "Bank Board") or the Chief Executive Officer of Arrow or the Bank.  The Executive shall devote substantially all his working time and efforts to the business and affairs of Arrow and the Bank, provided however, that the Executive may, with the approval of the Arrow Board or the Chief Executive Officer of Arrow, serve as a director or officer of any non-competing business or engage in any other activity, including but not limited to, charitable or community activity, to the extent that they do not inhibit the performance of his duties hereunder.

4.

Place of Performance

In connection with the Executive's employment hereunder, the Executive shall be based at the principal executive offices of the Bank, except for required travel on business.  The Executive shall not be required to change his residence from the area in which he now resides.  The Bank shall furnish the Executive with office space, stenographic assistance, and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

5.

Compensation

(a)

Salary.  Upon commencement of this Agreement, the base annual salary of the Executive should be $216,000.00, payable by the Bank in equal bi-weekly installments or at such other intervals as shall be agreed upon by the parties.  In addition, the Executive shall receive from the Bank or Arrow such annual bonus, if any, as may be determined by the Arrow Board or the Committee.  The Executive's base annual salary may be increased from time to time in accordance with the normal business practices of Arrow and the Bank as determined by the Arrow Board or the Committee, and, if so increased, such base annual salary shall not thereafter during the Executive's employment under this Agreement be decreased and the obligation of the Bank hereunder to pay the Executive's base annual salary shall thereafter relate to such increased base annual salary.  Compensation of the Executive by base annual salary payments shall not prevent the Executive from participating in any other compensation or benefit plan of Arrow or the Bank in which he is entitled to participate and participation in any such other compensation or benefit plan shall not in any way limit or reduce the obligation of the Bank to pay the Executive's base annual salary hereunder.

(b)

Other Benefits.  In addition to the compensation provided for in subparagraph (a) above, the Executive shall be entitled during the term of his employment under this Agreement (i) to participate in any and all employee benefit programs or stock purchase programs of Arrow or the Bank now or hereafter in effect and open to participation by qualifying employees of Arrow or the Bank generally, including but not limited to the retirement plan, supplemental retirement plan, employee stock purchase plan and employee stock ownership plan of Arrow or the Bank, and (ii) to enjoy certain personal benefits provided by Arrow or the Bank, including but not limited to:

(A)

life insurance on the life of the Executive, at no cost to the Executive, under a group plan maintained by Arrow;

(B)

disability insurance for the Executive, at no cost to the Executive, under a group plan maintained by Arrow;

(C)

comprehensive medical and dental insurance under a group plan provided by Arrow, with the Executive to pay only those amounts required to be paid thereunder by covered employees generally under the cost-sharing arrangements in effect from time to time under such plan;

(D)

reimbursement in full of all business, travel and entertainment expenses incurred by the Executive in performing his duties hereunder; and

(E)

fully paid vacation during each calendar year in accordance with the vacation policies of Arrow in effect from time to time.

Arrow shall not make any material changes in any of the personal benefits itemized above adversely affecting the Executive unless such change occurs pursuant to a program applicable to all executive officers of Arrow and the adverse effect on the Executive is not proportionately greater than the adverse effect of the change on any other executive officer of Arrow previously enjoying such benefit.

6.

Change of Control or Change of Authority

(a)

Retired Early Employee.  If a Change of Control or Change of Authority (as such terms are defined in subparagraph 6(f) below) occurs during the term of the Executive's employment under this Employment Agreement, either the Executive, on the one hand, or Arrow or the Bank, on the other, may elect by written notice, given to the other party or parties, at any time within twelve (12) months after such Change of Control or Change of Authority, to terminate the employment of the Executive by Arrow and the Bank, whereupon the Executive will become a "Retired Early Employee," and will be entitled to receive such payments as are provided hereafter in this Paragraph 6.  Such election and the termination of the Executive's employment shall become effective on the first day of the second calendar month commencing after delivery of the notice or on such earlier date as the Executive in his sole discretion may specify (the "Effective Date").

(b)

Cash Payments.  If the Executive should become a Retired Early Employee hereunder, the Bank shall, during the period commencing on the Effective Date and ending two years thereafter (the "Pay-Out Period"), make equal monthly payments to the Executive (which shall not be deemed base annual salary payments) in an amount such that the present value of all such payments, determined as of the Effective Date, equals two hundred ninety-nine percent (299%) of the Base Amount, as such term is defined in subparagraph 6(f) below.  If at any time during the Pay-Out Period the Arrow Board in its sole discretion shall determine, upon application of the Retired Early Employee supported by substantial evidence, that the Retired Early Employee is then under a severe financial hardship resulting from (i) a sudden and unexpected illness or accident of the Retired Early Employee or any of his dependents (as defined in section 152(a) of the Internal Revenue Code), (ii) loss of the Retired Early Employee's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Retired Early Employee, the Bank shall make available to the Retired Early Employee, in one (1) lump sum, an amount up to but not greater than the present value of all monthly payments remaining to be paid to him in the Pay-Out Period, calculated as of the date of such determination by the Arrow Board, for the purpose of relieving such severe financial hardship to the extent the same has not been or may not be relieved by (xi) reimbursement or compensation by insurance or otherwise, (xii) liquidation of the Retired Early Employee's assets (to the extent such liquidation would not itself cause severe financial hardship), or (xiii) distributions from other benefit plans.  If (a) the lump sum amount thus made available is less than (b) the present value of all such remaining monthly payments, the Bank shall continue to pay to the Retired Early Employee monthly payments for the duration of the Pay-Out Period, but from such date forward such monthly payments will be in a reduced amount such that the present value of all such reduced payments will equal the difference between (b) and (a), above.  The Retired Early Employee may elect to waive any or all payments due him under this subparagraph.

(c)

Death of Retired Early Employee.  If the Retired Early Employee dies before receiving all monthly payments payable to him under subparagraph 6(b), above, the Bank shall pay to the Retired Early Employee's spouse, or if the Retired Early Employee leaves no spouse, to the estate of the Retired Early Employee, one (1) lump sum payment in an amount equal to the present value of all such remaining unpaid monthly payments, determined as of the date of death of the Retired Early Employee.

(d)

Indemnification of Executive.  In the event a Change of Control or Change of Authority occurs, Arrow and the Bank shall indemnify the Executive for all legal fees and expenses subsequently incurred by the Executive in seeking to obtain or enforce any right or benefit provided under this Employment Agreement, not limited to the rights and benefits provided under this Paragraph 6 and whether or not the Executive has become a Retired Early Employee hereunder, provided, however, that such right to indemnification will not apply if and to the extent that a court of competent jurisdiction shall determine that any such fees and expenses have been incurred as a result of the Executive's bad faith.  Indemnification payments payable hereunder by Arrow or the Bank shall be made not later than thirty (30) days after a request for payment has been received from the Executive with such evidence of indemnifiable fees and expenses as Arrow or the Bank may reasonably request.

(e)

No Offset.  Amounts payable to a Retired Early Employee under this Paragraph 6 shall not be subject to any offset or reduction for (i) any amounts owed or claimed to be owed by the Retired Early Employee to Arrow or the Bank or their affiliates or (ii) any amounts of compensation or income received or generated by the Retired Early Employee as a result of any other employment or self-employment of the Retired Early Employee during the Pay-Out Period.  The Retired Early Employee shall be under no obligation to seek other employment or gainful pursuit during the Pay-Out Period as a result of this Agreement, and shall be prohibited from accepting certain other forms of employment and from engaging in certain other types of business during the Pay-Out Period (as well as during certain other post-termination of employment periods) as and to the extent specified in Paragraph 8 of this Agreement.

(f)

Allocation. If the Executive should elect to become a Retired Early Employee under this Paragraph 6 and as a result of such election should become entitled to receive certain cash payments during the Pay-Out Period as set forth above, Arrow shall determine, as soon as practicable following its receipt from the Executive of written notice of such election, the amount, if any, of such future cash payments that may properly be allocated to the Retired Early Employee’s future performance of his obligations not to compete with, solicit customers or employees from, or disparage Arrow or its affiliates under Paragraph 8 of this Agreement, with such allocation to be expressed as a single dollar amount equal to the present value on the Effective Date of the amounts of the required future payments thus allocated.  When thus determined, the dollar amount of this allocation shall be communicated by Arrow to the Retired Early Employee.

(g)

Section 280G Tax Gross-Up.  Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other agreement, plan or policy of or binding upon Arrow or the Bank, in the event that the aggregate payments or benefits to be made or afforded to the Executive under (i) this Agreement, (ii) any and all other agreements between the Executive and Arrow or its affiliates and (iii) any and all plans and arrangements of Arrow or its affiliates in which the Executive participates, should cause the Executive to be obligated to pay or to become liable for any Federal excise taxes under Section 4999(a) of the Code and/or any state or local excise taxes attributable to payments that qualify as “excess parachute payments” under Section 280G of the Code (collectively, such Federal, state and local taxes to be referred to as “Parachute Taxes”), Arrow promptly shall pay on behalf of the Executive or reimburse the Executive for the latter’s payment of the following:

(i)

such Parachute Taxes;

(ii)

all Parachute Taxes payable by the Executive as a result of Arrow’s payment or reimbursement of amounts under subsection (i), above, this subsection (ii) or subsection (iii) below; and

(iii)

all Federal, state, and local income taxes payable by the Executive as a result of Arrow’s payment or reimbursement of amounts under subsections (i) and (ii), above, and this subsection (iii).

(h)

Definitions.

(i) The "Base Amount" for purpose of this Paragraph 6 shall equal the average Annual Compensation (as defined below) of the Executive for the most recent five (5) taxable years ending before the date on which the Change of Control or Change of Authority occurred.  “Annual Compensation” as used in the foregoing sentence shall mean, for any given taxable year of the Executive, all compensation payable by Arrow or the Bank to the Executive that is includible in the gross income of the Executive for such year for federal income tax purposes, plus any amount of salary otherwise payable by Arrow or the Bank to the Executive for such year (A) that is deferred under Section 401(k) of the Code under any plan maintained by Arrow or the Bank permitting such deferrals, or (B) that is deferred by the Executive under any nonqualified retirement or income deferral plan maintained by Arrow or the Bank, to the extent deferred amounts under such plan are excludable for federal income tax purposes from the gross income of the deferring employee in the year of deferral.

 (ii) A "Change of Control" shall be deemed to have occurred if (A) any individual corporation (other than Arrow), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the result of any one or more securities transactions (including gifts and stock repurchases but excluding transactions described in subdivision (B), following), of securities of Arrow possessing twenty-five percent (25%) or more of the voting power for the election of directors of such entity, (B) there shall be consummated any consolidation, merger or stock-for-stock exchange involving Arrow or the securities of Arrow in which the holders of voting securities of Arrow immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of Arrow (or, if Arrow does not survive such transaction voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of Arrow (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group, (C) "approved directors" shall constitute less than a majority of the entire Arrow Board, with "approved directors" defined to mean the members of the Arrow Board as of the date of this Agreement and any subsequently elected members who shall be nominated or approved by a majority of the approved directors on the Arrow Board prior to such election, or (D) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any transaction described in subdivision (B), above), of all, or substantially all, of the assets of Arrow to a party which is not controlled by or under common control with Arrow.

(iii)"Change of Authority" shall be deemed to have occurred if the Executive is assigned duties by Arrow which, in the reasonable opinion of the Executive have materially less authority than those duties currently being performed by him and otherwise described herein.

7.

Early Termination of Employment

The employment of the Executive hereunder by Arrow and the Bank may be terminated or may terminate, other than as provided in Paragraph 2 of this Agreement or as permitted under Paragraph 6 of this Agreement, under the circumstances set forth below.

(a)

Termination for Cause.  Arrow may terminate the Executive's employment under this Agreement prior to the normal expiration of its term for cause.  "Cause" shall mean:

(i) any willful misconduct by the Executive which is materially injurious to Arrow or the Bank, monetarily or otherwise;

(ii) any willful failure by the Executive to follow the reasonable directions of the Arrow Board or the Bank Board or the Chief Executive Officer of Arrow or the Bank; or

(iii) any failure by the Executive substantially to perform any reasonable directions of the Arrow Board or the Bank Board or the Chief Executive Officer of Arrow or the Bank (other than failure resulting from disability), within thirty (30) days after delivery to the Executive by the respective Board or Chief Executive Officer of a written demand for substantial performance, which written demand shall specifically identify the manner in which the respective Board or Chief Executive Officer believes that the Executive has not substantially performed.

Notwithstanding the foregoing, the employment of the Executive hereunder shall not be deemed to have been terminated for cause unless and until:

(A)

reasonable notice is given to the Executive in writing setting forth the reasons Arrow intends to terminate the Executive for cause;

(B) not sooner than thirty (30) days after delivery to the Executive of such notice, an opportunity is provided for the Executive to be heard before the Arrow Board and the Chief Executive Officer of Arrow, with counsel; and

(C)

 after such hearing or opportunity to be heard, written notice of final termination for cause is delivered to the Executive, setting forth the specific reasons therefore, which termination shall be effective as of the date of the delivery of such notice.

Termination for cause by Arrow shall require the affirmative vote of at least two-thirds (2/3) of the Arrow Board.  The Executive will not be entitled to any further compensation for any period subsequent to the effective date of such termination, except for severance pay, if any, in accordance with the then existing severance policies of Arrow; provided, however, that any such termination for cause becoming effective after the Executive shall have elected to become a Retired Early Employee under Paragraph 6 of this Agreement will not affect the right of the Executive to receive all of the payments provided for therein.

(b)

Termination Without Cause.  Arrow may terminate the Executive's employment under this Agreement prior to the normal expiration of its term without cause upon thirty (30) days' written notice.  Termination without cause by Arrow shall require the affirmative vote of at least two-thirds (2/3) of the entire Arrow Board.  In the event of any such termination without cause, the Bank shall pay to the Executive on the effective date of such termination one (1) lump sum payment in an amount equal to the greater of (i) the total amount of base annual salary payments which would have been payable to the Executive during the remaining term of the Agreement, assuming no early termination of the Agreement under Section 6 or this Section 7 and assuming the current base annual salary of the Executive on such date is unchanged throughout such remaining term, or (ii) an amount equal to one hundred percent (100%) of the current base annual salary of the Executive on such date.  No attempted termination without cause under this subparagraph 7(b) shall be effective if the Executive shall have the right to elect, and shall have elected, to become a Retired Early Employee under Paragraph 6 of this Agreement, in which latter case the Executive will retain all of the rights of a Retired Early Employee specified in Paragraph 6, including the right to receive certain payments thereunder.

(c)

Termination for Disability.  If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall not have performed his duties hereunder on a full time basis for six (6) consecutive months, the Executive's employment under this Agreement may be terminated by Arrow upon thirty (30) days' written notice.  Such termination for disability shall require the affirmative vote of a majority of the entire Arrow Board.  The Executive's compensation during any period of disability prior to the effective date of such termination shall be the amounts normally payable to him in accordance with his then current base annual salary, reduced by the sum of the amounts, if any, paid to the Executive under disability benefit plans maintained by Arrow.  The Executive shall not be entitled to any further compensation from the Bank for any period subsequent to the effective date of such termination, except for severance pay in accordance with then existing severance policies of Arrow; provided, however, that any such termination for disability occurring after the Executive shall have elected to become a Retired Early Employee under Paragraph 6 of this Agreement will not affect the right of the Executive to receive all of the payments provided for therein.

(d)

Termination for Breach by Employer.  In the event that Arrow or the Bank shall have materially breached any provision of this Agreement and such breach shall not have been cured within ten (10) days after delivery of written notice thereof to the breaching party by the Executive, identifying the breach with reasonable particularity, the Executive may cease to perform and may terminate this Agreement and his employment with Arrow and the Bank hereunder, without thereby forfeiting any cause of action he may have against the breaching party or parties as a result of such breach or otherwise.

(e)

Consensual Termination.  All parties hereto may agree at any time to terminate this Agreement and the Executive's employment hereunder upon such terms and conditions as the parties may agree.

(f)

Termination by Executive During Winding-Down Period.  At any point during a Winding-Down Period, the Executive may terminate his employment under this Agreement prior to the normal expiration date of his employment hereunder, for any reason or no reason, upon written notice delivered to Arrow.  Such termination of employment shall become effective on the date indicated in the written notice, which date shall not be less than thirty (30) days nor more than ninety (90) days after delivery of the written notice.  In the event of such termination of employment, neither Arrow nor the Bank shall have any obligation under this Agreement to make any payments or provide any benefits to the Executive, other than the obligation to make the base annual salary payments and to provide those benefits required to be paid or provided through the effective date of termination of employment pursuant to Paragraph 5 hereof, provided, however, that nothing herein shall reduce or affect any obligations that Arrow or the Bank may have to the Executive under any other agreement with the Executive or under any qualified or non-qualified employee benefit plan covering the Executive.

8.

Non-Competition; Non-Solicitation; Non-Disparagement

If the employment of the Executive with Arrow and/or the Bank is terminated by any party under Paragraph 6 or is terminated by the Executive other than pursuant to one of the provisions of this Agreement specifically authorizing the Executive to so terminate:

(i)

For a period of two (2) years following the effective date of such termination of employment, the Executive will not, directly or indirectly, manage, operate, or control, or accept or hold a position as a director, officer, employee, agent or partner of or adviser or consultant to, or otherwise perform substantial services for, any bank or insured financial institution or other corporation or entity engaged in the financial services business or a corporation or entity controlling any of the foregoing, excluding Arrow and its affiliates (any such other bank, institution, corporation or entity, a “Financial Institution”), if, as of the effective date of such termination of employment, such Financial Institution is in competition with Arrow or any of its affiliates in the Designated Area (as defined below) by virtue of such Financial Institution’s having any office or branch located within the Designated Area or having immediate plans to establish any office or branch within the Designated Area.  For purposes of the preceding sentence, the Designated Area as of any particular time will consist of all counties in the State of New York in which Arrow or any of its subsidiary banks or other affiliates engaged in providing financial services then maintains an office or a branch or has acted to establish an office or a branch.

(ii)

For a period of two (2) years following such termination of employment, the Executive will not, directly or indirectly,

(a)

acting on behalf of any Financial Institution, regardless of where such Financial Institution is located or doing business, solicit business for such Financial Institution from, or otherwise seek to obtain as a customer or client of such Financial Institution, any person or entity that, to the knowledge of the Executive, was a customer or client of Arrow or any of its subsidiary banks or other affiliates engaged in providing financial services at any point during the one-year period immediately preceding the effective date of such termination of employment; or

(b)

acting on behalf of any other corporation or entity, including any Financial Institution, regardless of where such other corporation or entity is located or doing business, employ or solicit as an employee of such corporation or entity or retain or seek to retain as an agent or consultant of such corporation or entity any individual employed by Arrow or any of its subsidiary banks or other affiliates engaged in providing financial services at any point during the one-year period immediately preceding the effective date of such termination of employment.

(iii)

For a period of ten (10) years following the effective date of such termination of employment, the Executive will not, directly or indirectly, make any one or more statements, declarations, announcements, assertions, remarks, comments or suggestions, orally or in writing, that individually or collectively are, or may be construed as being, defamatory, derogatory, negative, or disparaging to Arrow or its affiliates (including any successor to Arrow by merger or acquisition or any of such successor’s affiliates), or to any director, officer, controlling shareholder, employee or agent of any of the foregoing.

It is the intention of the parties to restrict the activities of the Executive under this Paragraph 8 only to the extent necessary for the protection of the legitimate business interests of Arrow, and the parties specifically covenant and agree that should any of the clauses or provisions of the restrictions set forth herein, under any set of circumstances, be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then and in that event, the court so holding may reduce the extent or duration of such restrictions or effect any other change to such restrictions to the extent necessary to render such restrictions enforceable by said court.

9.

Confidential Information

The Executive specifically acknowledges that all information pertaining to the Bank and Arrow received by him during the course of his employment hereunder which has been designated confidential or otherwise has not been made publicly available, including, without limitation, plans, strategies, projections, analyses, and information pertaining to customers or potential customers, is the exclusive property of Arrow and the Executive covenants and agrees not to disclose any of such information, without the express prior consent of the Arrow Board or the Chief Executive Officer of Arrow, during his employment hereunder or after termination of such employment, to anyone not employed or engaged by Arrow or a subsidiary thereof to render services to it.  The Executive further covenants and agrees that he will not at any time use any such information, without such express prior consent, for his own benefit or the benefit of any party other than Arrow.  This Paragraph 9 shall survive termination of the Agreement.

10.

Successors and Assigns; Assumption by Successors

This Agreement is a personal services contract which may not be assigned by the Bank or Arrow to, or assumed from the Bank or Arrow by, any other party without the prior consent of the Executive.  All rights hereunder shall inure to the benefit of the parties hereto, their personal or legal representatives, heirs, successors and assigns.  Arrow will require any successor (whether direct or indirect, by purchase, assignment, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Arrow in any consensual transaction expressly to assume this Agreement and to agree to perform hereunder in the same manner and to the same extent that Arrow would be required to perform if no such succession had taken place.  References herein to "Arrow" or the "Bank" will be understood to refer to the successor or successors of Arrow or the Bank, respectively.

11.

Notices

Any notice required or desired to be given hereunder shall be in writing and shall be deemed given when delivered personally or sent by certified or registered mail, postage prepaid, to the addresses of the other parties set forth in the first Paragraph of this Agreement, provided that all notices to Arrow or the Bank shall be directed in each case to the Chief Executive Officer thereof.

12.

Waiver of Breach

Waiver by any party of a breach of any provision shall not operate as or be construed a waiver by such party of any subsequent breach hereof.

13.

Invalidity

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions, which shall remain in full force and effect.

14.

Entire Agreement; Written Modification; Termination

This agreement contains the entire agreement among the parties concerning the employment of the Executive by Arrow and the Bank.  No modification, amendment or waiver of any provision hereof shall be effective unless in writing specifically referring hereto and signed by the party against whom such provision as modified or amended or such waiver is sought to be enforced.  This Agreement shall terminate as of the time Arrow or the Bank makes the final payment which it may be obligated to pay hereunder or provides the final benefit which it may be obligated to provide hereunder, or, if later, as of the time the last remaining restriction set forth in Paragraph 8 expires.

15.

Payment by Arrow or Bank.

Any obligation of Arrow or the Bank to make a payment under any provision of this Agreement shall be deemed an obligation of both parties to make such payment, and the making of such payment by either such party shall be deemed performance of the obligation to pay by both such parties.

16.

Counterparts

This Agreement may be made and executed in counterparts, in which case all counterparts shall be deemed to constitute one original document for all purposes.

17.

Governing Law

This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York.

18.

Authorization

The Bank and Arrow represent and warrant that the execution of this Employment Agreement has been duly authorized by resolution of their respective Boards.  This Paragraph 18 shall survive termination of the Agreement.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Employment Agreement as of the day and year first above written.

ARROW FINANCIAL CORPORATION

By:

     Thomas L. Hoy, Chairman, President & Chief

     Executive Officer

GLENS FALLS NATIONAL BANK AND TRUST COMPANY

By:

     Thomas L. Hoy, President & Chief

     Thomas L. Hoy, Chairman, President & Chief

     Executive Officer

"EXECUTIVE"

 John J. Murphy

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